Exhibit 10.5
Business Operations Agreement
     This Business Operations Agreement (the “Agreement”) is made and entered into by and between the following parties (the “Parties”) in Beijing on June 5, 2007.

Party A: NetQin Mobile (Beijing) Technology Co., Ltd. (“NetQin Beijing”)
     Address: Room 1238-1, Building 1-B, Enterprise Incubator, Zhongguancun Software Industrial Park, Dongbeiwang, Haidian District, Beijing, China
     Legal Representative: Lin Yu
Party B: Beijing NetQin Technology Co.,Limited (“NetQin Technology” or the “Company”)
     Address: Room 1322, Building 1-C, Enterprise Incubator, Zhongguancun Software Industrial Park, Dongbeiwang, Haidian District, Beijing, China
     Legal representative: Lin Yu
Party C:
     Mr. Lin Yu, ID number: 352124197612060013
     Address: No. 10, Xitucheng Road, Haidian District, Beijing (Postgraduate 98)
     Mr. Zhou Xu, ID number: 110104690310301
     Address: Room 1601, Building 1, No.48, North Huayuan Road, Haidian District, Beijing
     Mr. Shi Wenyong, ID number: 352124197711280513
     Address: Teaching Staff Dormitory, No. 5, Yiheyuan Road, Haidian District, Beijing
Whereas:
1. Party A is a wholly foreign-owned enterprise which is registered and established and continuously exists within the territory of the People’s Republic of China.
2. Party B is a limited-liability company which is registered and established by natural persons within the territory of the People’s Republic of China.
3. Party A and Party B have established business relations by signing an “Exclusive Technical Consulting Services Agreement” as well as other relevant agreements. Party B shall, under these agreements, make payments to Party A, so the daily business operations of Party B will cause a material effect on its ability to making relevant payments to Party A.
4. Party C are shareholders of Party B (the “Founding Shareholders”). Mr. Lin Yu holds 52%, Mr. Zhou Xu holds 33.25%, and Mr. Shi Wenyong holds 14.75% of the equity interest of Party B.

Upon the principles of amicable consultation and mutual benefits, all Parties hereby agree to abide by the following provisions and conditions.
1. Obligations of Abstention (Non-action Obligations)
     In order to facilitate Party B to perform such agreements as signed with Party A and to perform its obligations to Party A, the Founding Shareholders hereby confirm and agree that, without the prior written consent of Party A or Party A’s representatives, Party B will not engage in any transaction which may materially affect the its assets, services, personnel, obligations, rights or operation, including but not limited to:
     1.1 Engaging in any activity which exceeds the normal business scope of the Company.
     1.2 Borrowing money from any third party or assuming any debt, except for any loan or debt with single contract amount of less than RMB 150,000 during normal or daily business operation, or many contracts signed and concluded with a same party within three consecutive months with the total amount of less than RMB 150,000.
     1.3 Changing or removing any director or any executive officer of the Company;
     1.4 Selling to or procuring from any third party any assets or rights with an amount of more than RMB 200,000, including but not limited to any intellectual property right.
     1.5 Providing any third party with any warranty or guaranty by the Company’s assets or intellectual property rights, or attaching any other obligations to the Company’s assets, except for a warranty which occurs during normal or daily business operation with the prior written consent of Party A.
     1.6 Altering or changing the “Articles of Association” or business scope of the Company.
     1.7 Altering or changing any normal business procedure or bylaws or any major internal rules of the Company.
     1.8 Transferring to any third party any right or obligation under this Agreement.
2. Operation management and personnel arrangement
     2.1 Party B and the Founding Shareholders hereby agree and accept any proposals provided by Party A, from time to time, regarding the employee appointment and removal, daily business operation and financial management of the Company.
     2.2 Party B and the Founding Shareholders hereby agree that the Founding Shareholders shall, pursuant to relevant laws and regulations and the Company’s “Articles of Association”, select such persons as appointed by Party A to serve as the directors, general manager, chief financial officer, and other senior managers of the Company.
     2.3 In the event that such person as appointed by Party A leaves Party A, whether through voluntary resignation or being dismissed by Party A, he or she can no longer hold any position in Party B. Under such circumstance, the Founding Shareholders shall select another person as appointed by Party A to serve such position.

     2.4 For the purpose of the aforesaid Clause 2.3, the Founding Shareholders shall, pursuant to the stipulations of relevant laws and the Company’s “Articles of Association” and this Agreement, take and adopt all necessary internal and external measures to complete and finish the aforesaid removal and selection procedures.
     2.5 The Founding Shareholders hereby agree that, upon signing this Agreement, they will sign a “Power of Attorney” (as Appendix 1 hereto). The Founding Shareholders shall, pursuant to such “Power of Attorney”, irrevocably authorize such persons as appointed by Party A to exercise all voting powers and rights that the Founding Shareholders enjoy as shareholders of Party B. The Founding Shareholders further agree that they will, pursuant to the requirements of Party A, immediately replace and change such authorized persons who are set out in the aforesaid Power of Attorney.
3. Other Stipulations
     3.1 If and whenever any agreement between Party A and Party B is terminated or expired, both Parties shall consult whether to terminate all agreements between both Parties, including but not limited to the “Exclusive Technical Consulting Services Agreement”.
     3.2 Whereas Party A and Party B have established business relations by signing an “Exclusive Technical Consulting Services Agreement” as well as relevant agreements, and the daily business activities of Party B will cause a material effect on its ability to make relevant payments to Party A. The Founding Shareholders hereby agree that they shall unconditionally pay or transfer to Party A any bonus, dividend or any other profit or interest (in any form) which is procured and obtained from Party B as the shareholders of Party B.
4. Entire Agreement and Alteration
     4.1 This Agreement and all of such agreements and/or documents as mentioned or implied herein shall constitute the entire agreement among the Parties with respect to the subject matter hereof, and shall supersede all previous and contemporaneous, oral and written agreements, contracts, negotiations and understandings.
     4.2 This Agreement can only be amended or altered by written agreement signed by both Parities. Such amendment or supplemental agreement properly signed by the Parties shall be deemed as an integral part hereof, and shall have the same legal effect with this Agreement.
5. Governing Laws
     The signing, effectiveness, performance and interpretation hereof, as well as the settling of disputes, shall be governed by the laws of the People’s Republic of China.
6. Settling of Disputes
     6.1 Any dispute as arising from the interpretation or performance of the articles and clauses hereunder shall be carefully settled through amicable discussions by the Parties. In the event that no settlement could be reached, either Party may submit the dispute in question for arbitration to China International Economic and Trade Arbitration Commission. The rules of this Commission shall be applied. The arbitration shall be conducted in Beijing in mandarin Chinese. The award of the Arbitration shall be final and binding upon the Parties.

     6.2 The Parties shall, at good will, continue to perform their respective obligations hereunder except for the matters under arbitration.
7. Notices
     Any notice to be given by the Parties for performing the rights and obligations hereunder shall be in writing and shall be sufficiently given by the designated person, fax or registered or certified mail, postage prepaid, to the following addresses of the Parties.

Party A: NetQin Mobile (Beijing) Technology Co., Ltd. (“NetQin Beijing”)
     Address: Room 1238-1, Building 1-B, Enterprise Incubator, Zhongguancun Software Industrial Park, Dongbeiwang, Haidian District, Beijing, China
     Fax:
     Telephone:
     Addressee:
Party B: Beijing NetQin Technology Co.,Limited (“NetQin Technology”)
     Address: Room 1322, Building 1-C, Enterprise Incubator, Zhongguancun Software Industrial Park, Dongbeiwang, Haidian District, Beijing, China
     Fax: (8610) 85655518
     Telephone: (8610) 85655555-777
     Addressee:
Party C
Lin Yu
     Address: No. 10, Xitucheng Road, Haidian District, Beijing (Postgraduate 98)
     Fax: (8610) 85655518
     Telephone: (8610) 85655555-777
     Addressee:
Zhou Xu
     Address: Room 1601, Building 1, No.48, North Huayuan Road, Haidian District, Beijing
     Fax: (8610) 85655518
     Telephone: (8610) 85655555-777
     Addressee:
Shi Wenyong,
     Address: Teaching Staff Dormitory, No.5, Yiheyuan Road, Haidian District,

     Beijing
     Fax: (8610) 85655518
     Telephone: (8610) 85655555-777
     Addressee:
8. Agreement Effectiveness, Term and Others
     8.1 All written consents, proposals, appointments and other decisions as materially affecting the daily operation of Party B shall be made by the Board of Directors of Party A.
     8.2 This Agreement shall come into effect when it is signed and concluded by the Parties on the date provided on the front page of this Agreement. This Agreement shall be effective till the date when Party A is dissolved in accordance with the laws of the People’s Republic of China.
     8.3 Within the effective period hereof, neither Party B nor the Founding Shareholders shall terminate this Agreement in advance. Party A shall have the right to terminate this Agreement by issuing a notice in writing to Party B and the Founding Shareholders 30 days in advance.
     8.4 If and whenever any clause or provision hereof becomes illegal, invalid or unenforceable in any jurisdiction, such clause shall be deemed as having been deleted herefrom, but the other clauses and provisions hereof shall remain effective and valid, as if such clause were not included herein in the first place. The Parties shall, upon amicable negotiations, replace and supersede the deleted clause with an acceptable and legal and effective clause.
     8.5 Failure to exercise any right, power or privilege hereunder by any party shall not be deemed as waiver. The exercise of any individual right, power or privilege or part of any right, power or privilege shall not prevent and impair the exercise of any other right, power or privilege.
     In witness whereof, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date provided on the front page of this Agreement.
(No text of this agreement below)

(This page is intentionally left blank for the signing of this Agreement)

Party A: NetQin Mobile (Beijing) Technology Co., Ltd. (official company seal) Authorized Representative: Lin Yu
/s/ Lin Yu

Party B: Beijing NetQin Technology Co.,Limited (official company seal) Legal representative: Lin Yu
/s/ Lin Yu

Party C: Lin Yu
/s/ Lin Yu

Zhou Xu
/s/ Zhou Xu

Shi Wenyong
/s/ Shi Wenyong

Appendix 1:
Power of Attorney
     We, shareholders of Beijing NetQin Technology Co., Limited (“NetQin Technology”), Mr. Lin Yu (ID number: 352124197612060013), Mr. Zhou Xu (ID number: 110104690310301) and Mr. Shi Wenyong (ID number: 352124197711280513), (collectively, the “Authorizers”), hereby irrevocably authorize Beijing NetQin Technology Co., Limited (“NetQin Beijing”, or the “Authorizee”) to exercise the following rights within the effective period of this Power of Attorney.
     The Authorizee may duly represent us to enjoy and exercise all shareholders’ rights which are stipulated by laws and the “Articles of Association” of the Company, including but not limited to: the right to propose a shareholders’ meeting; the right to receive any notice on shareholders’ meetings and agendas; the right to attend a shareholders’ meeting and exercise all voting rights (including serving as our duly authorized representative to appoint and designate the directors, general manager, chief financial officer, and other executive officer of the Company, and to decide the bonus of the Company, etc.); the right to sell or transfer all or any of our shares in NetQin Technology, etc.
     The Authorizee shall have the right to appoint such persons as selected by its Board of Directors (or executive director) to exercise such rights hereunder as authorized by the Authorizers.
     Unless this “Business Operations Agreement” as jointly signed and concluded by NetQin Technology, NetQin Beijing, Mr. Lin Yu, Mr. Zhou Xu and Mr. Shi Wenyong is terminated in advance by virtue of any reason, this Power of Attorney shall remain effective from the date it is signed to the date when NetQin Beijing is dissolved in accordance with the laws of the People’s Republic of China.

The Authorizer:	The Authorizer:	The Authorizer:
/s/ Lin Yu	/s/ Zhou Xu	/s/ Shi Wenyong

Lin Yu	Zhou Xu	Shi Wenyong
Date: June 5, 2007